UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2005

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01	Regulation FD Disclosure.

2005 Guidance:

On March 8, 2005, the Company furnished guidance for its fiscal year 2005. The Company is making this filing to update certain of the items for which guidance was provided.

Unchanged:

Identical food store sales growth goal
	(excluding supermarket fuel sales) -	In excess of 2.0%

	Capital expenditures -	$1.6-$1.8 billion, excluding acquisitions

	Food store square footage growth -	2-3% before acquisitions and operational closings

	Expected tax rate -	37.5%

Revised:

	Net earnings per diluted share -	Exceed $1.21

	Cash contributions to Company pension plan -	$142 million; an increase of $107 million over fiscal 2004

	Expense stock options -	Mandatory implementation delayed by SEC until fiscal 2006

Labor:

During fiscal 2005, UFCW collective bargaining agreements will expire in Atlanta, Portland, Columbus, and Dallas, among other labor agreements expiring this year. An agreement in Roanoke that expired has been extended, subject to the right of either party to terminate by giving 72 hours notice to the other. We also have various Teamsters contracts expiring, including southern California and several facilities in the Midwest.

Our ability to achieve the expected increases in sales and earnings could be adversely affected by the competitive environment in which we operate. In addition any labor dispute, delays in opening new stores, or changes in the economic climate could cause us to fall short of our sales and earnings targets. In addition, increases in sales of our corporate brand products and the “sister store” impact of our new store openings, could adversely affect identical store sales. Our ability to increase same store sales could be adversely affected by increased competition and sales shifts to other stores that we operate. Our capital expenditures could vary if we are unsuccessful in acquiring suitable sites for new stores, if development costs exceed those budgeted, or if our logistics and technology projects are not completed in the time frame expected or on budget. Square footage growth and the number of store projects completed during the year are dependent upon our ability to acquire desirable sites for construction of new facilities, as well as the timing of completion of projects. We do not anticipate expensing stock options during the fiscal year, as the SEC recently delayed mandatory implementation until fiscal 2006. The amount that we contribute to Company pension plans could vary if the amount of cash flow that we generate differs from that expected, or if the Company voluntarily contributes more than required. Any change in tax laws, the regulations related thereto, or the interpretation thereof by federal, state or local authorities could affect our expected tax rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

April 15, 2005	By:	/s/ Paul Heldman
Paul Heldman
Senior Vice President, Secretary
and General Counsel